UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14,  2016

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 14, 2016, Southwest Bancorp, Inc. (“Southwest”), an Oklahoma corporation and financial holding company for Southwest’s wholly-owned subsidiary, Bank SNB, a state-chartered member bank (“Bank SNB”) entered into a definitive agreement and plan of merger (the “Agreement”) with Simmons First National Corporation, an Arkansas corporation (“Simmons”),  pursuant to which, and subject to its terms and conditions, Simmons will acquire all of the outstanding capital stock of Southwest (the “Acquisition”) for $95.0 million in cash and 7,250,000 shares of Simmons’s common stock, representing an aggregate Acquisition consideration of approximately $564.4 million (based on Simmons’ common stock closing price as of December 13, 2016).  Additionally, Simmons will assume the due and punctual performance of Southwest’s and its subsidiaries’ obligations under their outstanding trust preferred securities. The transaction is expected to close during the third quarter of 2017.

The Agreement contains customary representations and warranties from Southwest and Simmons, and each party has agreed to customary covenants including, among others, covenants relating to (1) the conduct of Southwest’s business during the interim period between the execution of the Agreement and the consummation of the Acquisition, (2) each party’s obligations to facilitate Southwest’s and Simmons’s shareholders’ consideration of, and voting upon, the Agreement and the Acquisition, (3) the recommendation by Southwest’s and Simmons’s boards of directors in favor of approval of the Agreement and the Acquisition, (4) Southwest’s and Simmons’s obligation to submit the Agreement to its shareholders for approval at a meeting of shareholders held for that purpose, and (5) Southwest’s non-solicitation obligations relating to alternative business combination transactions.

The completion of the Acquisition is subject to customary closing conditions, including (1) approval of the Agreement by the shareholders of both Southwest and Simmons, (2) receipt of required regulatory approvals without the imposition of a condition that would have or be reasonably likely to have a burdensome effect on Simmons, (3) the absence of any law or order prohibiting the consummation of the Acquisition, (4) approval of the listing on the Nasdaq Global Select Market of Simmons’s common stock to be issued in the Acquisition, and (5) the effectiveness of the registration statement for Simmons’s common stock to be issued in the Acquisition. Each party’s obligation to complete the Acquisition is also subject to certain additional conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (b) performance in all material respects by the other party of its obligations under the Agreement.  In addition, holders of no more than five percent of the outstanding shares of Southwest’s common stock shall have demanded appraisal rights, and SNB shall maintain certain asset quality and capital ratio metrics.

The Agreement contains certain termination rights for both Southwest and Simmons and further provides that a termination fee of $20.0 million will be payable by Southwest to Simmons upon termination of the Agreement under certain specified circumstances. The Agreement provides Southwest with the right to terminate the Agreement without paying the termination fee upon a vote of at least two-thirds of Southwest’s Board if: (X) the average closing price per share of Simmons’s common stock for the 20 consecutive trading days ending on and including the 10th day preceding the closing (the “Average Closing Price”) is less than $39.66;  and (Y) the difference between (A) the quotient obtained by dividing (1) the average of the closing price of the PowerShares KBW Regional Banking Portfolio KBWR (“KBRW”) for the 20 consecutive trading days ending on and including the 10th trading day preceding the closing and (2) $43.71 and (B) the quotient obtained by dividing (1) the Average Closing Price and (2) $49.55 is greater than 0.20 (or 20%), subject to Simmons’s right to increase the cash consideration to prevent termination.

The foregoing description of the Agreement and the transactions contemplated therein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein.  The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Southwest,  Simmons, or their respective subsidiaries and affiliates. The representations, warranties and covenants of each party set forth in the Agreement were made only for purposes of the Agreement and as of specific dates, and were and are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them or any descriptions of them as statements of facts or conditions of Southwest,  Simmons, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding Southwest,  Simmons, their respective affiliates, or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Southwest,  Simmons, their respective affiliates or their respective businesses, the Agreement, and the Acquisition that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Southwest and Simmons, and a prospectus of Simmons, as well as in the Forms 10-K, Forms 10-Q and other filings that Southwest and Simmons make with the Securities and Exchange Commission, or the SEC.

Item 8.01Other Events.

On December 14, 2016, Southwest and Simmons issued a joint press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 2.1: Agreement and Plan of Merger by and between Southwest and Simmons First National Corporation, dated as of December 14, 2016.

Exhibit 99.1:Joint Press Release issued by Southwest and Simmons on December 14, 2016

Caution About Forward-Looking Statements

We make forward-looking statements in this Form 8-K and in the press release that are subject to risks and uncertainties.  We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this Form 8-K and the press release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Certain statements contained in this communication may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms.  These forward-looking statements include, without limitation, those relating to Southwest’s or Simmons’s future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to common stock repurchase programs, allowances for loan losses, the effects of certain new accounting standards on financial statements, income tax deductions, credit quality, the levels of credit losses from lending commitments, net interest revenues, interest rate sensitivities, loan loss experiences, liquidity, capital resources, market risk, earnings, effects of pending litigation, acquisition strategy, legal and regulatory limitations and compliance and competition.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors.  These factors include, but are not limited to, changes in Southwest’s or Simmons’s operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of Southwest  or Simmons to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of Southwest’s or Simmons’s interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability of Southwest or Simmons to repurchase its common stock on favorable terms, ability to obtain regulatory approvals and meet other closing conditions to the Acquisition, including approval by Simmons’s and Southwest’s respective shareholders on the expected terms and schedule, delay in closing the Acquisition, difficulties and delays in integrating Southwest’s business or fully realizing cost savings and other benefits of the Acquisition, business disruption following the Acquisition, changes in interest rates and capital markets, inflation, customer acceptance of Southwest’s or Simmons’s products and services, and other risk factors.  Other relevant risk factors may be detailed from time to time in Southwest’s or Simmons’s press releases and filings with the Securities and Exchange Commission.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts, and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed Acquisition, Simmons will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Southwest and Simmons and a prospectus of Simmons, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF SOUTHWEST AND SIMMONS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE ACQUISITION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY SOUTHWEST AND SIMMONS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy statement/prospectus, as well as other filings containing information about Southwest and Simmons, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed by Southwest or Simmons. You will also be able to obtain the joint proxy statement/prospectus, when it is filed, free of charge, from Simmons at www.simmonsbank.com under the heading “Investor Relations”. Copies of the joint proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request to Southwest Bancorp, Inc., 608 South Main Street, Stillwater, OK 74074, Attention: Joe Shockley, CFO or Rusty LaForge, EVP, General Counsel & Investor Relations, Telephone: (405) 742-1800, or to  Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas 71601, Attention: J. Burton Hicks, SVP and Investor Relations Officer, Telephone: (870) 541-1000.

Simmons, Southwest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Simmons and Southwest, respectively, in connection with the proposed merger. Information about the directors and executive officers of Simmons and Southwest, and their respective ownership of Simmons common stock and Southwest common stock is set forth in the proxy statement for Simmons’ 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 14, 2016, and in the proxy statement for Southwest’s 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 7, 2016.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 December 14, 2016

SOUTHWEST BANCORP, INC. By: ______________________ Name: Mark W. Funke Title: President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
2.1	Agreement and Plan of Merger by and between Southwest and Simmons First National Corporation, dated as of December 14, 2016.
99.1	Joint Press Release issued by Southwest and Simmons on December 14, 2016.